EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-40722, 333-105745 and 333-116702 and Form S-8 Nos. 333-88259, 333-38992, 333-38990, 333-67026, 333-97741, 333-105748 and 333-116704) pertaining to the PLX Technology, Inc. 1998 Stock Incentive Plan, the PLX Technology, Inc. 1999 Stock Incentive Plan, the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan, the HiNT Corporation 2000 Stock Plan, and the NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan of our report dated February 24, 2005, with respect to the consolidated balance sheet of PLX Technology, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows and schedule of PLX Technology, Inc. for each of the two years in the period ending December 31, 2004, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young, LLP
San Jose, California
March 3, 2006